UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2019 (May 20, 2019)

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-224793	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On May 20, 2019, Vantage Drilling International (the “Company”) issued a press release announcing that the U.S. District Court for the Southern District of Texas (the “District Court”) had granted its petition to confirm its international arbitration award stemming from the Company’s dispute with Petroleo Brasileiro S.A., previously disclosed by the Company. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. On May 22, 2019, the final judgment related to the foregoing was entered by the District Court, pursuant to which the District Court confirmed the arbitration award in the amount of approximately $734 million (inclusive of interest through May 22, 2019), with interest to accrue in the United States thereafter at the federal statutory rate of 2.32% until the award is paid.

The Company’s ability to fully recover the award against Petrobras Brasileiro S.A. is subject to legal, procedural, solvency and other risks associated with enforcing arbitration awards in these circumstances. In addition, any award ultimately recovered will be subject to reductions due to legal fees owed (including, among others, fees contingent on the size of the award, less amounts previously paid) and any applicable taxes, as well as enforcement and collection costs. Accordingly, no assurances can be given as to whether or to what extent such award will ultimately be recovered, if at all.

Separately, as previously disclosed by the Company in its filings with the Securities and Exchange Commission, including most recently in its Quarterly Report on Form 10-Q for the three months ended March 31, 2019, the Company is currently named as a defendant, among others, in a legal proceeding initiated by the Brazilian federal public prosecutor’s office in the State of Parana, Brazil (the “Brazilian Federal Prosecutor”) in connection with the contracting of the Titanium Explorer drillship to Petroleo Brasileiro S.A. (“Petrobras”), with the Brazilian Government and Petrobras as plaintiffs, alleging that the Company was involved in and benefitted from the purported bribery scheme at Petrobras.

This proceeding is being conducted in the 11th Federal Court of the Judicial Branch of Curitiba, State of Parana, Brazil (the “Brazilian Federal Court”). The Company understands that the Brazilian Federal Court issued an order authorizing the seizure and freezing of the assets of the Company and three other defendants in the legal proceeding, as a precautionary measure, in the amount of approximately $124 million. On February 13, 2019, the Company learned that the Brazilian Federal Prosecutor has requested mutual legal assistance from the U.S. Department of Justice pursuant to the United Nations Convention against Corruption of 2003 to obtain a freezing order against the Company’s U.S. assets in the amount of $124.0 million. On April 12, 2019, the Company filed an interlocutory appeal with the 4th Circuit of the Federal Court of Appeals in Porto Alegre, State of Rio Grande do Sul, Brazil (the “Brazilian Appellate Court”), the appellate court hearing appeals in the “Car Wash” cases, to stay the seizure and freezing order of the Brazilian Federal Court.

The Company recently learned that the Brazilian Appellate Court has ruled in favor of the Company’s appeal to stay the seizure and freezing order of the Brazilian Federal Court. The foregoing ruling is still subject to confirmation by a three-judge panel, and is subject to appeal, and the Company can offer no assurances that the stay will be confirmed or as to the outcome of any appeal thereof. The Company has communicated said ruling to the U.S. Department of Justice, and has asked the Brazilian Federal Court to do the same.

The Company intends to continue to vigorously defend against the allegations made in this action. However, the Company can neither predict the ultimate outcome of this matter nor that there will not be further developments in the “Car Wash” investigation or in any other ongoing investigation or related proceeding that could adversely affect the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number	Description of Exhibit

99.1	Press Release of Vantage Drilling International dated May 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary

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